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Exhibit 8.2

[LETTERHEAD OF LINDQUIST & VENNUM]

United Financial Group
120 First Avenue North
Great Falls, Montana 59403

December 22, 2006

Ladies and Gentlemen:

        We have acted as counsel to United Financial Corp., a Minnesota corporation ("Company"), in connection with the preparation and execution of the Agreement and Plan of Merger (the "Agreement"), dated as of November 6, 2006, by and among U.S. Bancorp, a Delaware corporation ("Parent"), Cascade Acquisition Corporation, a Minnesota corporation and direct wholly-owned subsidiary of Parent ("Merger Sub"), and Company, pursuant to which Merger Sub will merge with and into Company, with Company as the surviving corporation (the "Merger").

        The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 as amended (the "Registration Statement") of Parent, which includes the Proxy Statement/Prospectus relating to the Merger (the "Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement or the Registration Statement.

        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Agreement, (ii) the Registration Statement and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below. In addition, we have assumed, without any independent investigation or examination thereof, (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof, and (ii) the continuing truth and accuracy at all relevant times of the statements, representations and warranties made by Parent, Merger Sub and Company in the Agreement, the Prospectus and in the representation letters delivered or to be delivered by such parties. This opinion is subject to the receipt by counsel prior to the Effective Date of certain written representations of Parent and Company.

United Financial Corp.
December 22, 2006

        Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences of the Merger," subject to the limitations and qualifications described therein, is accurate in all material respects.

        There can be no assurance that changes in the law will not take place that could affect the material U.S. federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

        This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference to our firm name in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences of the Merger." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                  Very truly yours,

                  LINDQUIST & VENNUM PLLP

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